Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY OPENS IN DANBURY, CONNECTICUT

Calabasas Hills, CA – August 30, 2011 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced the opening of its newest Cheesecake Factory restaurant at the Danbury Fair Mall in Danbury, Connecticut.  The restaurant opened on August 29, 2011 and contains approximately 7,400 square feet and 180 seats.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 167 full-service, casual dining restaurants throughout the U.S., including 153 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the company at www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100